As filed with the Securities and Exchange Commission on December 18, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WSFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-2866913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Delaware Avenue
Wilmington, DE 19801
(302) 792-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rodger Levenson
President and Chief Executive Officer
500 Delaware Avenue
Wilmington, DE 19801
(302) 792-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Frank M. Conner III
Michael P. Reed
Christopher J. DeCresce
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001
(202) 662-5986

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

  CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(6)
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock, par value $0.01 per share
Depositary Shares(2)
Common Stock, par value $0.01 per share
Warrants(3)
Stock Purchase Contracts(4)
Units(5)

(1)	An indeterminate number and aggregate initial offering price of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	Each Depositary Share will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of Preferred Stock.
(3)	Includes Warrants to purchase Preferred Stock, Depositary Shares, Common Stock, Debt Securities or any combination of these securities.
(4)	Includes Stock Purchase Contracts under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Preferred Stock, Depositary Shares or Common Stock. No separate consideration will be received for such Stock Purchase Contracts.
(5)	Includes Units representing securities registered hereunder that may be sold from time to time. Any securities registered hereunder may be sold separately or as Units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.
(6)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $18 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3, File No. 333-183200, filed by the registrant on August 9, 2012 having an aggregate initial offering price of $95,000,000. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrant will pay the registration fee on a pay-as-you-go basis pursuant to Rule 456(b).

PROSPECTUS

WSFS Financial Corporation

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Units

We may offer and sell from time to time, in one or more series, our senior and subordinated debt securities, shares of our preferred stock, depositary shares, shares of our common stock, warrants to purchase other securities, stock purchase contracts, or units consisting of a combination of two or more of these securities. The securities listed above may be offered by us and/or may be offered and sold, from time to time, together or separately, in one or more offerings, by one or more selling stockholders to be identified in the future. The securities we may offer may be convertible into or exchangeable for other securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market and trades under the ticker symbol “WSFS”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 7 of this prospectus and contained in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the United States Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  The date of this prospectus is December 18, 2019.

1

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration statement, we may offer and sell from time to time, separately or together, any combination of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and units in one or more offerings up to an indeterminate aggregate dollar amount. The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities issued by us.

Each time we and/or one or more selling stockholders offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context requires otherwise, references to “we,” “us,” “our,” “WSFS,” “registrant” or similar terms are to WSFS Financial Corporation, a Delaware corporation, and its subsidiaries.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.wsfsbank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

2

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below, which are considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2019, incorporated by reference therein);
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, filed with the SEC on May 10, 2019, June 30, 2019, filed with the SEC on August 7, 2019, and September 30, 2019, filed with the SEC on November 8, 2019;
•	our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC) filed with the SEC on January 2, 2019, March 1, 2019 (as amended by our Current Report on Form 8-K/A filed with the SEC on May 16, 2019), March 5, 2019, March 19, 2019, April 30, 2019, August 13, 2019, August 20, 2019 and November 15, 2019;
•	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on July 7, 1989, including any amendment or report filed with the SEC for the purpose of updating such description; and
•	the audited consolidated statements of financial condition of Beneficial Bancorp, Inc. (“Beneficial”) as of December 31, 2018 and 2017, and the audited consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years ended December 31, 2018, 2017 and 2016, and the related notes and report of the independent auditor thereto, included in the Beneficial Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 001-36806), filed with the SEC on February 26, 2019.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.wsfsbank.com or upon written or oral request by contacting Investor Relations, WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, (302) 792-6000. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

3

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporate by reference in this prospectus and each prospectus supplement may not be based on historical facts and are estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to our predictions or expectations of future business or financial performance as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to:

•	those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which we operate and in which our loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth;
•	our level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs;
•	possible additional loan losses and impairment in the collectability of loans;
•	changes in market interest rates, which may increase funding costs and reduce earning asset yields and thus reduce margin;
•	the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our investment securities portfolio;
•	the credit risk associated with the substantial amount of commercial real estate, construction and land development and commercial and industrial loans in our loan portfolio;
•	the extensive federal and state regulation, supervision and examination governing almost every aspect of our operations including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Economic Growth, Regulatory Relief and Consumer Protection Act (which amended the Dodd-Frank Act) and the rules and regulations issued in accordance therewith and potential expenses associated with complying with such regulations;
•	our ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;
•	possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;
•	conditions in the financial markets that may limit our access to additional funding to meet our liquidity needs;
•	impairment of our goodwill or other intangible assets;
•	failure of the financial and operational controls of our Cash Connect® division;
•	the success of our growth plans, including the successful integration of past and future acquisitions;
4

•	our ability to fully realize the cost savings and other benefits of acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition customer acceptance of our products and services and related customer disintermediation;
•	negative perceptions or publicity with respect to our trust and wealth management business;
•	adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings;
•	system failures or cybersecurity incidents or other breaches of our network security;
•	the our ability to recruit and retain key employees;
•	the effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally;
•	the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks;
•	possible changes in the speed of loan prepayments by our customers and loan origination or sales volumes;
•	possible changes in the speed of prepayments of mortgage-backed securities due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our stockholders;
•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and
•	the costs associated with resolving any problem loans, litigation and the effects of other risks and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 and other documents filed with the SEC from time to time.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We disclaim any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf for any reason, except as specifically required by law.

Additional information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated in this prospectus by reference (and in any of our documents with the SEC that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.

5

THE COMPANY

WSFS Financial Corporation is a savings and loan holding company headquartered in Wilmington, Delaware and organized under the laws of the state of Delaware. Substantially all of our assets are held by our subsidiary, Wilmington Savings Fund Society, FSB (“WSFS Bank” or the “Bank”), one of the ten oldest bank and trust companies continuously operating under the same name in the United States. At $12.3 billion in assets and $20.2 billion in assets under management and assets under administration at September 30, 2019, WSFS Bank is also the largest bank and trust company headquartered in the Delaware Valley. As a federal savings bank, which was formerly chartered as a state mutual savings bank, the Bank enjoys a broader scope of permissible activities than most other types of financial institutions. A fixture in the community, we have been in operation for more than 187 years. In addition to our focus on stellar customer service, we have continued to fuel growth and remain a leader in our community. We are a relationship-focused, locally-managed, community banking institution. Our mission is simple: “We Stand for Service.” Our strategy of “Engaged Associates, living our culture, making a better life for all we serve” focuses on exceeding customer expectations, delivering stellar experiences and building customer advocacy through highly-trained, relationship-oriented, friendly, knowledgeable and empowered Associates.

WSFS is a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common stock and service our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

Our common stock is listed on the Nasdaq Stock Market under the symbol “WSFS.” Our principal executive offices are located at 500 Delaware Avenue, Wilmington, Delaware, and our telephone number is (302) 792-6000.

Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

6

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP. If legal matters are passed upon for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of WSFS as of December 31, 2018 and 2017, and for each year in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included in WSFS’s Annual Report on Form 10-K for the year ended December 31, 2018, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Beneficial as of December 31, 2018 and 2017, and for each year in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included in Beneficial’s Annual Report on Form 10-K for the year ended December 31, 2018, and upon the authority of said firm as experts in accounting and auditing.

7

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

	Amount to be paid
SEC registration fee		$(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Printing fees		(2)
Trustee and depositary fees and expenses		(2)
Blue sky fees and expenses		(2)
Rating agency fees		(2)
Listing fees and expenses		(2)
Miscellaneous		(2)
Total		$(2)

(1)	The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $18 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3, File No. 333-183200, filed by the registrant on August 9, 2012 having an aggregate initial offering price of $95,000,000.

(2)	Because an indeterminate amount of securities is covered by this registration statement, the expenses incurred in connection with the issuance and distribution of such securities are not currently determinable. The estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporate Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

II-1

Consistent with the laws of the State of Delaware, Article NINTH of the amended and restated certificate of incorporation (the “WSFS Charter”) of WSFS Financial Corporation (“WSFS”) provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (referred to as a proceeding), by reason of the fact that he or she is or was a director or an officer of WSFS or is or was serving at the request of WSFS as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (referred to as indemnitee), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by WSFS to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided that, except with respect to proceedings to enforce rights to indemnification described below, WSFS shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the WSFS board of directors. The directors of Wilmington Savings Fund Society, FSB and all officers thereof shall be deemed to be serving at the request of WSFS as such directors and officers.

The right to indemnification shall include advancement of expenses to defend such proceeding; provided, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to WSFS of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under Article NINTH or otherwise. The rights to indemnification and to the advancement of expenses shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

If a claim is not paid in full by WSFS after a written claim has been received by WSFS, the indemnitee may at any time thereafter bring suit against WSFS to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by WSFS to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The rights to indemnification and to the advancement of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the WSFS Charter, the WSFS bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

WSFS may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of WSFS or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not WSFS would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Additionally, Article TENTH of the WSFS Charter states that a director of WSFS shall not be personally liable to WSFS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to WSFS or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of WSFS shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

II-2

Item 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of WSFS Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.2	Certificate of Amendment, dated May 1, 2015, to the Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of WSFS Financial Corporation’s Current Report on Form 8-K filed on May 5, 2015).

3.3	Amended and Restated Bylaws of WSFS Financial Corporation (incorporated by reference to Exhibit 3.1 of WSFS Financial Corporation’s Current Report on Form 8-K filed on November 21, 2014).

4.1	Senior Debt Indenture, dated as of August 27, 2012, between WSFS Financial Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form 8-A filed with the SEC on August 27, 2012, File No. 001-35638).

4.2	Form of Subordinated Debt Indenture.**

4.3	Form of Senior Debt Security (included in Exhibit 4.1).

4.4	Form of Subordinated Debt Security (included in Exhibit 4.2).

4.5	Form of Preferred Stock Certificate.*

4.6	Form of Depositary Agreement and Certificate.*

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form S-3 filed on June 9, 2010, File No. 333-167404).

4.8	Form of Warrant Agreement and Certificate.*

4.9	Form of Stock Purchase Contract Agreement.*

4.10	Form of Unit Agreement and Unit Certificate.*

5.1	Opinion of Covington & Burling LLP.**

23.1	Consent of KPMG LLP, WSFS Financial Corporation’s independent registered accounting firm.**

23.2	Consent of KPMG LLP, Beneficial Bancorp, Inc.’s independent registered accounting firm.**

23.3	Consent of Covington & Burling LLP (included in Exhibit 5.1).**

24.1	Powers of attorney (included on the signature pages herewith).**

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee for the Senior Debt Securities under the Senior Debt Indenture.**

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee for the Subordinated Debt Securities under the Subordinated Debt Indenture.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment to this registration statement.
**	Filed herewith.
II-3

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-4

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on December 18, 2019.

WSFS Financial Corporation

By:	/s/ Rodger Levenson
Name:	Rodger Levenson
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Rodger Levenson and Dominic C. Canuso, and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 18th day of December, 2019 by the following persons in the capacities indicated.

Signature	Title

/s/ Rodger Levenson	President, and Chief Executive Officer,
Rodger Levenson	and a Director (principal executive officer)

/s/ Dominic C. Canuso	Executive Vice President and Chief
Dominic C. Canuso	Financial Officer (principal financial officer)

/s/ Charles K. Mosher
Charles K. Mosher	Senior Vice President and Chief Accounting Officer

/s/ Mark A. Turner
Mark A. Turner	Executive Chairman

/s/ Anat Bird
Anat Bird	Director

/s/ Francis B. Brake
Francis B. Brake	Director

/s/ Gerard P. Cuddy
Gerard P. Cuddy	Director

/s/ Jennifer W. Davis
Jennifer W. Davis	Director
II-6

/s/ Michael J. Donahue
Michael J. Donahue	Director

/s/ Karen Dougherty Buchholz
Karen Dougherty Buchholz	Director

/s/ Eleuthère I. du Pont
Eleuthère I. du Pont	Director

/s/ Christopher T. Gheysens
Christopher T. Gheysens	Director

/s/ Marvin N. Schoenhals
Marvin N. Schoenhals	Director

/s/ David G. Turner
David G. Turner	Director

/s/ Patrick J. Ward
Patrick J. Ward	Director
II-7